UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 4, 2016
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FIRST NBC BANK HOLDING COMPANY
(Exact name of registrant as specified in its charter)
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Louisiana	001-35915	14-1985604
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

210 Baronne Street New Orleans, Louisiana	70112
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (504) 566-8000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing;

On April 4, 2016, First NBC Bank Holding Company (the “Company”) received a notice (the “Notice”) from The NASDAQ Stock Market LLC (“NASDAQ”) stating that because the Company had not yet filed its Annual Report on Form 10-K for the year ended December 31, 2015, the Company is no longer in compliance with NASDAQ Listing Rule 5250(c)(1).  Nasdaq Listing Rule 5250(c)(1) requires listed companies to timely file all required periodic financial reports with the Securities and Exchange Commission.

The Notice states that the Company has 60 calendar days to submit to NASDAQ a plan to regain compliance with the NASDAQ Listing Rules.  If NASDAQ accepts the Company’s plan, then NASDAQ may grant the Company up to 180 calendar days from the prescribed due date for filing the Form 10-K to regain compliance.  If NASDAQ does not accept the Company’s plan, then the Company will have the opportunity to appeal that decision to a NASDAQ Hearings Panel.

On April 8, 2016, the Company issued a press release announcing its receipt of the Notice and other related events.  A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 4.02(a).	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review
On April 8, 2016, the Audit Committee of the Board of Directors (the "Audit Committee") and management of the Company, in consultation with the Company's independent registered public accounting firm, Ernst & Young LLP ("EY"), concluded that the consolidated financial statements as of and for the years ended December 31, 2014, 2013, 2012 and 2011 as well as each of the interim periods within the years ended December 31, 2015, 2014 and 2013, need to be restated and should no longer be relied upon. Similarly, related press releases and earnings releases, as well as management's report on the effectiveness of internal control over financial reporting as of December 31, 2013 and 2014, should no longer be relied upon.
The Company's management determined that the financial statements referred to above should be restated due to an error in the Company's methodology for the recognition of impairment of its investment in tax credit entities and the Company had not properly consolidated variable interest entities related to Low-Income Housing Tax Credit entities. The Company is continuing to review and quantify these and other potentially other less significant matters, which are expected to be reflected in the restated financial statements.
The Company intends to file as soon as practicable restated consolidated financial statements as of December 31, 2014 and for the years ended December 31, 2014 and 2013 in the Company's Annual Report on Form 10-K for the year ended December 31, 2015 ("2015 Form 10-K"). In addition, the Company intends to include in the 2015 Form 10-K (i) restated Selected Financial Data for the years ended December 31, 2014, 2013, 2012 and 2011 and (ii) a discussion of the effect of the restatement over the covered periods as a part of Management’s Discussion and Analysis. Based on the information regarding the years ended December 31, 2014, 2013, 2012 and 2011 that the Company intends to include in its 2015 Form 10-K, the Company does not intend to file an amendment to the Company’s Annual Report on Form 10-K or the quarterly reports on Form 10-Q for the year ended December 31, 2014 or any prior period.

The Audit Committee and the Company’s management team have discussed the matters disclosed in this Form 8-K under this Item 4.02(a) with the Company’s independent registered public accounting firm, EY.
Management is continuing to assess the effect of the above matters on its conclusion on internal control over financial reporting as of December 31, 2015. The Company will report its conclusion regarding the Company's internal control over financial reporting and the effectiveness of its disclosure controls and procedures in the 2015 Form 10-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press release, dated April 8, 2016, announcing receipt of the non-compliance notice from NASDAQ

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
Dated: April 8, 2016

FIRST NBC BANK HOLDING COMPANY
By:	/s/ Ashton J. Ryan, Jr.
Ashton J. Ryan, Jr. Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated April 8, 2016, announcing receipt of the non-compliance notice from NASDAQ